                                                        Exhibit No. EX-99.e.1.ii

                           SECOND AMENDED AND RESTATED
                             FINANCIAL INTERMEDIARY
                             DISTRIBUTION AGREEMENT

     Second Financial Intermediary Distribution Agreement (the "Agreement") made as of this 21st day of August, 2003, by and between DELAWARE DISTRIBUTORS,  L.P.
("DDLP"), Delaware limited partnership, and LINCOLN FINANCIAL DISTRIBUTORS, INC.
("LFD"), a Connecticut corporation.

                                   WITNESSETH

     WHEREAS, DDLP serves as the distributor of a number of investment companies
(individually  a "Fund" and,  collectively,  the "Funds")  registered  under the
Investment  Company  Act of 1940,  as amended  (the  "1940  Act"),  pursuant  to distribution agreements between each Fund and DDLP; and

     WHEREAS, pursuant to the aforementioned  distribution agreements, each Fund has engaged DDLP to promote the  distribution  of its shares and, in  connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Fund's shares to the public; and

     WHEREAS, DDLP desires to enter into an agreement with LFD pursuant to which
LFD shall:  (i) promote the sale of the Funds'  shares  through  broker/dealers, financial advisers and other financial  intermediaries  (collectively "Financial
Intermediaries"); (ii) create messaging and packaging for certain non-regulatory sales and  marketing  materials  related to the Funds;  and (iii)  produce  such non-regulatory sales and marketing materials related to the Funds.

     NOW, THEREFORE,  the parties hereto,  intending to be legally bound hereby, agree as follows:

1.   DDLP hereby engages LFD to promote the sale of shares of each Fund and each investment  portfolio  thereof listed in Appendix A hereto (as revised from time to time) through Financial  Intermediaries,  and to create and produce non-regulatory  sales and marketing  materials  related to the Funds as set forth herein.

2.   LFD agrees to use its best efforts to promote the sale of the Funds' shares designated by DDLP to retail  investors  through  Financial  Intermediaries wherever  their  sale is legal,  in such  places  and in such  manner,  not inconsistent  with the law and the  provisions  of this  Agreement  and the
     Funds' Registration  Statements under the Securities Act of 1933, including
     the  Prospectuses  and  Statements  of  Additional   Information  contained
     therein.

3.   LFD  represents  and  warrants  that it is,  and shall  remain at all times during the  effectiveness  of this Agreement,  a  broker/dealer  registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualified under applicable  state securities laws in each  jurisdiction in which LFD may be required to be qualified to act as a  broker/dealer  in securities,  and a member in good standing of the National  Association  of
     Securities Dealers, Inc. (the "NASD"). DDLP represents and warrants that it is,  and  shall  remain  at all  times  during  the  effectiveness  of this
     Agreement, a broker/dealer  registered under the Exchange Act and qualified under applicable  state securities laws in each  jurisdiction in which DDLP may be required to be qualified to act as a  broker/dealer  in  securities, and a member in good standing of the NASD.

4.   DDLP will provide LFD with:
     (a)  copies  of the  current  Prospectuses  and  Statements  of  Additional
          Information for each Fund, including all supplements thereto;
     (b)  copies of each  Fund's  periodic  reports to  shareholders  as soon as reasonably practicable after DDLP receives such reports from the Fund;
     (c)  technical  language,  data, and product content,  product  positioning recommendations and sales ideas with respect to the Funds;
     (d)  Fund-related  materials  prepared by DDLP and  designated for internal use only (subject to the terms and conditions established from time to time by DDLP); and
     (e)  prompt  notice  of  the  issuance  by  the   Securities  and  Exchange
          Commission (the "SEC") of any stop order suspending the  effectiveness of the  Registration  Statement of any Fund, or the  initiation of any proceedings for that purpose.

5.   LFD shall create and produce non-regulatory, non-shareholder materials for, about,  or related  to,  the Funds  ("Advertising  Materials").  DDLP shall provide  product  information  to LFD,  including  information  related  to product  descriptions,  strategic  positioning and product management.  LFD shall use such information when developing the creative messaging, look and feel,  layout and  packaging of the  advertising  materials.  LFD agrees to submit to DDLP,  prior to its use,  the form of any  Advertising  Materials prepared by LFD and  proposed to be generally  disseminated  by or for LFD, all  Advertising  Materialsprepared  by LFD and proposed to be used by LFD, and all Advertising Materials prepared by or for LFD for such dissemination or for use by others in connection with the sale of the Funds' shares.  LFD also agrees that LFD will file or submit such Advertising  Materials to the
     NASD,  SEC  or  other  regulatory  agency  as  from  time  to  time  may be appropriate, considering practices then current in the industry. LFD agrees not to use or to permit others to use such  Advertising  Materials  without the  prior  written  consent  of DDLP if any  regulatory  agency  expresses objection thereto or if DDLP delivers to LFD a written  objection  thereto.
     LFD  shall  not be  responsible  for or  authorized  to  prepare  materials
     relating   to  the  Funds  for  the   purpose  of   satisfying   regulatory
     requirements, including, but not limited to, Prospectuses and Statements of
     Additional Information and periodic shareholder reports. DDLP and LFD agree to work  together in good faith to resolve any  disagreements  between DDLP and LFD about or objections by DDLP to  Advertising  Materials  prepared by
     LFD.

6.   The  responsibility  of LFD hereunder  shall be limited to the promotion of sales  of the  Funds'  shares  through  Financial  Intermediaries,  and the creation and production of  non-regulatory  sales and marketing  materials.
     LFD is not empowered to approve orders for sales of the Funds' shares or to accept payment for such orders. Sales of a Fund's shares shall be deemed to be made when and where  accepted by the Fund's  transfer agent on behalf of the Fund.

7.   In  consideration  for the services  provided by LFD under this  Agreement,
     DDLP  shall  pay LFD the  compensation  set  forth  on  Schedule  A to this
     Agreement.

8.   With respect to the  apportionment of costs between DDLP and LFD associated with activities with which both are concerned, the following will apply:

     (a)  DDLP will pay the costs  incurred  in printing  and mailing  copies of
          Fund Prospectuses and shareholder reports to prospective investors;
     (b)  DDLP will pay the costs of any additional copies of Fund financial and other reports and other Fund  literature  supplied to DDLP by the Fund for sales promotion purposes;
     (c)  DDLP will bear the expense of the  Advertising  Materials  that relate exclusively to the Funds;
     (d)  DDLP  and LFD  will  jointly  bear  the  expense  of  advertising  and promotional activities and materials relating both to the Funds and to the other  products  distributed  by LFD,  the  apportionment  of such expenses to be agreed upon by DDLP and LFD from time to time; and
     (e)  The parties will agree to apportion  other costs and expenses  between
          DDLP and LFD as necessary and as mutually agreed from time to time.

9.   Both  DDLP  and LFD may  engage  in other  business,  provided  such  other business does not interfere  with the  performance by DDLP and LFD of their respective obligations under this Agreement.

10.  DDLP agrees to indemnify, defend and hold LFD harmless from and against any and all losses,  damages, or liabilities to which LFD may become subject by reason of DDLP's willful misfeasance, bad faith, or gross negligence in the performance  of its duties under this  Agreement.  LFD agrees to indemnify, defend and hold DDLP harmless from and against any and all losses, damages, or  liabilities to which DDLP may become subject by reason of LFD's willful misfeasance,  bad faith,  or gross  negligence  in the  performance  of its duties under this Agreement.

11.  Copies of financial reports,  Registration Statements and Prospectuses,  as
     well  as  demands,  notices,   requests,   consents,   waivers,  and  other
     communications in writing which it may be necessary or desirable for either party  to  deliver  or  furnish  to the  other  will be duly  delivered  or furnished, if delivered to such party at 2005 Market Street,  Philadelphia,
     Pennsylvania  19103-7094,  or at  such  other  address  as  DDLP or LFD may designate in writing and furnish to the other.

12.  This Agreement  shall not be assigned,  as that term is defined in the 1940
     Act, by LFD and shall terminate automatically in the event of its attempted assignment by LFD. This Agreement will automatically terminate with respect to a Fund upon the termination of the distribution  agreement  between DDLP and the Fund. This Agreement will  automatically  terminate with respect to all Funds in the event  that LFD  ceases to be a  broker/dealer  registered under the Exchange Act or a member in good standing of the NASD.  Except as
     specifically  provided  in  the  indemnification   provision  contained  in
     Paragraph 10 herein,  this  Agreement  and all  conditions  and  provisions hereof are for the sole and  exclusive  benefit of the  parties  hereto and their  legal  successors  and no  express  or  implied  provision  of  this
     Agreement  is intended or shall be  construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim  under or in respect of this  Agreement  or any  provisions herein contained.

13.  (a)  This Agreement  shall  remain in force  with  respect  to a Fund for a period  of two  year  from  the  date  hereof  and  from  year to year thereafter,  but  only so long as  such  continuance  is  specifically approved at least annually by the Board of  Directors/Trustees  of the
          Fund or by vote of a majority of the outstanding  voting securities of the Fund and only if the  terms  and the  renewal  thereof  have  been approved  by the vote of a majority of the  Directors/Trustees  of the
          Fund who are not  parties  hereto or  interested  persons  of any such party, cast in person at a meeting called for the purpose of voting on such approval.
     (b)  LFD may  terminate  this  Agreement at any time by giving DDLP written notice of its intention to terminate  the Agreement at the  expiration of three  months from the date of delivery of such  written  notice of intention to DDLP.
     (c)  DDLP may  terminate  this  Agreement  at any time upon  prior  written notice to LFD of its  intention to so terminate at the  expiration  of three months from the date of the  delivery of such written  notice to
          LFD.
     (d)  The Board of Directors/Trustees of a Fund may terminate this Agreement with respect to the Fund at any time upon prior written notice to DDLP and/or LFD of its intention to so terminate at the expiration of three months from the date of delivery of such written notice to DDLP and/or
          LFD.

14.  The validity,  interpretation  and  construction of this Agreement,  and of each part  hereof,  will be  governed  by the laws of the  Commonwealth  of
     Pennsylvania.

15.  In the event any  provision of this  Agreement is  determined to be void or unenforceable,  such  determination  shall not affect the  remainder of the
     Agreement, which shall continue to be in force.

DELAWARE DISTRIBUTORS, L.P.                      LINCOLN FINANCIAL DISTRIBUTORS,
By:    DELAWARE DISTRIBUTORS, INC.,              INC.
       General Partner

By:    /s/ Kevin J. Lucey                         By:    /s/ Mike Smith
Name:  Kevin J. Lucey                             Name:  Mike Smith
Title: Executive Vice President/Chief of Sales,   Title: Chief Financial Officer
       Client Services & Marketing

                                   SCHEDULE A
                                       to
                           SECOND AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

The fees payable by DDLP to LFD under this  Schedule A shall be  calculated  and paid monthly.

I.  Fees with respect to sales of shares of Funds other than Delaware VIP Trust

With respect to each sale through Financial  Intermediaries on or after the date of this Agreement,  a non- recurring fee equal to the amount shown below will be paid by DDLP to LFD.

                                                         Basis points
                                                           On Sales
                                                        ---------------

Retail Mutual Funds except as noted below (1)                .50%
Merrill Lynch Connect Program                                .25%
Registered Investment Advisers and                           .45%
  H.D. Vest Institutional Classes
Citigroup Global Capital Markets, Inc. (formerly              0
Salomon Smith Barney)
  International Equity Fund I Class

(1) - A, B, & C classes excluding money
market, house accounts, market timers

In addition to the  non-recurring  fee set forth above, a fee at the annual rate set forth below of the average daily net assets of Fund shares  outstanding  and beneficially owned by shareholders through Financial  Intermediaries,  including those Fund shares sold before the date of this  Agreement,  will be paid by DDLP to LFD.

                                                         Basis points
                                                          On Assets
                                                        ---------------

Retail Mutual Funds (including money market,                 .04%
house accounts and market timers)
Merrill Lynch Connect Program                                 0
Registered Investment Advisers and                           .04%
  H.D. Vest Institutional Classes
Citigroup Global Capital Markets, Inc.                       .04%
  (formerly Salomon Smith Barney)
  International Equity Fund I Class

II. Fees with respect to the Sale of Delaware VIP Trust shares through Allmerica
Variable Products.

With  respect to each sale of Delaware  VIP Trust shares on or after the date of this Agreement through variable annuity and variable life insurance products for which Allmerica  Investments,  Inc.  ("Allmerica") is the principal  underwriter
("Allmerica  Variable  Products"),  a  non-recurring  fee  equal  to the  entire distribution  allowance  received by DDLP from  Allmerica  with  respect to such sale. No other fees will be payable to LFD with respect to sales of Delaware VIP
Trust shares.

                                   APPENDIX A
                                       to
                           SECOND AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

Delaware Group Adviser Funds                                  Delaware Group Income Funds
     Delaware Diversified Income Fund                              Delaware Corporate Bond Fund
     Delaware U.S. Growth Fund                                     Delaware Delchester Fund
                                                                   Delaware Extended Duration Bond Fund
Delaware Group Cash Reserve                                        Delaware High-Yield Opportunities Fund
     Delaware Cash Reserve Fund                                    Delaware Strategic Income Fund

Delaware Group Equity Funds I                                 Delaware Group Limited-Term Government Funds
     Delaware Balanced Fund                                        Delaware Limited-Term Government Fund
     Delaware Devon Fund
                                                              Delaware Group State Tax-Free Income Trust II
Delaware Group Equity Funds II                                     Delaware Tax-Free Pennsylvania Fund
     Delaware Decatur Equity Income Fund
     Delaware Diversified Value Fund                          Delaware Group Tax-Free Fund
     Delaware Growth and Income Fund                               Delaware Tax-Free Insured Fund
     Delaware Social Awareness Fund                                Delaware Tax-Free USA Fund
                                                                   Delaware Tax-Free USA Intermediate
Delaware Group Equity Funds III
     Delaware American Services Fund                          Delaware Group Tax-Free Money Fund
     Delaware Focused Growth Fund                                  Delaware Tax-Free Money Fund
     Delaware Focused Value Fund
     Delaware Health Care Fund                                Delaware Pooled Trust
     Delaware Small Cap Growth Fund                                The International Equity Portfolio
     Delaware Technology and Innovation Fund                       The Real Estate Investment Trust Portfolio II
     Delaware Trend Fund
                                                              Delaware VIP Trust
Delaware Group Equity Funds IV                                     Delaware VIP Balanced Series
     Delaware Diversified Growth Fund                              Delaware VIP Capital Reserves Series
     Delaware Growth Opportunities Fund                            Delaware VIP Cash Reserve Series
                                                                   Delaware VIP Emerging Markets Series
Delaware Group Equity Funds V                                      Delaware VIP Global Bond Series
     Delaware Retirement Income Fund                               Delaware VIP Growth Opportunities Series
     Delaware Small Cap Contrarian Fund                            Delaware VIP High Yield Series
     Delaware Small Cap Value Fund                                 Delaware VIP International Value Equity Series
                                                                   Delaware VIP REIT Series
Delaware Group Foundation Funds                                    Delaware VIP Select Growth Series
     Delaware Balanced Allocation Portfolio                        Delaware VIP Small Cap Value Series
     Delaware Growth Allocation Portfolio                          Delaware VIP Social Awareness Series
     Delaware Income Allocation Portfolio                          Delaware Trend Fund
     Delaware S&P 500 Index Fund                                   Delaware U.S. Growth Fund

Delaware Group Global & International Funds                   Voyageur Insured Funds
     Delaware Emerging Markets Fund                                Delaware Tax-Free Minnesota Insured Fund
     Delaware International Small Cap Value Fund                   Delaware Tax-Free Arizona Insured Fund
     Delaware International Value Equity Fund
                                                              Voyageur Intermediate Tax-Free Funds
Delaware Group Government Fund                                     Delaware Tax-Free Minnesota Intermediate Fund
     Delaware American Government Bond Fund
                                                              Voyageur Mutual Funds II
  Voyageur Investment Trust                                        Delaware Tax-Free Colorado Fund
       Delaware Tax-Free California Insured Fund
       Delaware Tax-Free Florida Fund                         Voyageur Mutual Funds III
       Delaware Tax-Free Florida Insured Fund                      Delaware Core Equity Fund
       Delaware Tax-Free Missouri Insured Fund                     Delaware Select Growth Fund
       Delaware Tax-Free Oregon Insured Fund
                                                              Voyageur Tax Free Funds
  Voyageur Mutual Funds                                            Delaware Tax-Free Minnesota Fund
       Delaware Minnesota High-Yield Municipal Bond Fund
       Delaware National High-Yield Municipal Bond Fund
       Delaware Tax-Free Arizona Fund
       Delaware Tax-Free California Fund
       Delaware Tax-Free Idaho Fund
       Delaware Tax-Free New York Fund

Agreed to and accepted:

DELAWARE DISTRIBUTORS, L.P.                                   LINCOLN FINANCIAL DISTRIBUTORS,
By:    DELAWARE DISTRIBUTORS, INC.,                           INC.
       General Partner

By:    /s/ Kevin J. Lucey                                     By:      /s/ Mike Smith
Name:  Kevin J. Lucey                                         Name:    Mike Smith
Title: Executive Vice President/Chief of Sales,               Title:   Chief Financial Officer
       Client Services & Marketing